UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 25, 2007

Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12173	36-4094854
(State of Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

615 North Wabash, Chicago, IL	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code (312) 573-5600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 8.01	Other Events.

The 8-K filed July 26, 2007 incorrectly listed the title of Mr. Scott J. Krenz. On July 25, 2007, the Company announced the hiring of Mr. Scott J. Krenz, who will become Executive Vice President and Chief Financial Officer in August, 2007.

SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Navigant Consulting, Inc.
Date: July 26, 2007
	By:	/s/ Richard X. Fischer
	Name:	Richard X. Fischer
	Title:	Vice President, General Counsel and Secretary